Exhibit 99.1

October 25, 2016

JANUS CAPITAL GROUP INC. ANNOUNCES

THIRD QUARTER 2016 RESULTS

Third quarter earnings of $0.22 per diluted share,

or $0.24 as adjusted for merger related costs(1)

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported third quarter 2016 net income of $41.1 million, or $0.22 per diluted share, compared with second quarter 2016 net income of $39.0 million, or $0.21 per diluted share, and net income of $19.9 million, or $0.10 per diluted share in the third quarter 2015.

Third quarter 2016 net income adjusted for merger related costs was $45.3 million, or $0.24 per diluted share while third quarter 2015 net income adjusted for the loss on extinguishment of debt was $42.7 million, or $0.22 per diluted share(1).

Flows, Assets Under Management, and Exchange-Traded Products

Average assets under management during the third quarter 2016 were $195.6 billion compared with $189.3 billion during the second quarter 2016 and $192.1 billion during the third quarter 2015.

At September 30, 2016, JCG’s complex-wide assets totaled $198.9 billion compared with $194.7 billion at June 30, 2016, and $185.0 billion at September 30, 2015. The increase in complex-wide assets during the third quarter 2016 reflects net market appreciation of $6.7 billion partially offset by long-term net outflows of $2.4 billion. Perkins equity net inflows totaled $0.4 billion in the third quarter 2016 while mathematical equity, Janus equity, and fixed income net outflows totaled $1.8 billion, $0.9 billion and $0.1 billion, respectively.

(1) See non-GAAP financial measures reconciliation for additional information.

Investment Performance

As of September 30, 2016, 60% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of September 30, 2016, 41%, 82% and 66% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

As of September 30, 2016, 9%, 15% and 84% of fixed income mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(3)

As of September 30, 2016, 0%, 24% and 33% of mathematical equity relative return strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively.(4)

(1)         For the period ending September 30, 2016, 52%, 49% and 66% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 45 and 35 funds, respectively. 50 funds were included in the analysis for the Overall period.

(2)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending September 30, 2016, 77% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending September 30, 2016, 50%, 79%, 64% and 72% of the 40, 39, 36 and 29 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending September 30, 2016, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending September 30, 2016, 22%, 33%, 67% and 100% of the 9, 6, 6 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)         For the period ending September 30, 2016, 33%, 60%, 67% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund — Class T (2/03); INTECH U.S. Managed Volatility Fund — Class I (12/05); INTECH International Managed Volatility Fund — Class I (5/07), INTECH Global Income Managed Volatility Fund — Class I (12/11), Janus Aspen INTECH U.S. Low Volatility Portfolio — Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund — Class I (12/14).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Average Assets Under Management (in billions)	$195.6	$189.3	$192.1
Ending Complex-Wide Assets (in billions)	$198.9	$194.7	$185.0
Operating Revenues	$258.9	$251.9	$273.8
Operating Expenses	$189.6	$184.0	$190.4
Operating Income	$69.3	$67.9	$83.4
Operating Margin	26.8%	27.0%	30.5%

Net Income Attributable to JCG	$41.1	$39.0	$19.9

Diluted Earnings per Share	$0.22	$0.21	$0.10

Third quarter 2016 operating revenues of $258.9 million increased from second quarter 2016 due to increased investment management fees and shareholder servicing fees as a result of higher average assets under management. Third quarter 2016 operating expenses of $189.6 million increased $5.6 million from second quarter operating expenses of $184.0 million, primarily due to increased general and administrative expenses related to the proposed merger of JCG and Henderson Group plc (“Henderson”).

On October 3, 2016, JCG and Henderson agreed to an all stock merger of equals. The merger is currently expected to close in the second quarter of 2017, subject to requisite shareholder and regulatory approvals.

Capital and Liquidity

At September 30, 2016, JCG had total equity of $1.7 billion, cash and investments of $731.8 million and outstanding debt of $405.3 million.

Cash flows from operations during the third quarter 2016 were $110.1 million compared with $104.3 million during the second quarter 2016 and $122.0 million during the third quarter 2015.

As part of its capital management, JCG repurchased 938,757 shares of its common stock at an average price of $14.52 per share and a total cost of $13.6 million during the third quarter 2016.

On October 20, 2016, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.11 per share. The quarterly dividend will be paid on November 18, 2016, to stockholders of record at the close of business on November 7, 2016.

Third Quarter 2016 Earnings Call Information

JCG will host a conference call and webcast to discuss its results on Tuesday, October 25, 2016, at 9 a.m. Eastern Daylight Time. To participate in the conference call, please dial (888) 397-5338 in the U.S. and Canada or (719) 325-2145 internationally. The webcast of the conference call and the slides used during the presentation can be accessed via the investor relations section of JCG’s website, http://ir.janus.com/. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.janus.com/ for a period of at least seven days following the call.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through a broad range of investment solutions, including fixed income, equity, alternative and multi-asset class strategies. It does so through a number of distinct asset management platforms, including investment teams within Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH), Perkins Investment Management LLC (Perkins) and Kapstream Capital Pty Limited (Kapstream), in addition to a suite of exchange-traded products. Each team brings distinct asset class expertise, perspective, style-specific experience and a disciplined approach to risk. Investment strategies are offered through open-end funds domiciled in both the U.S. and offshore, as well as through separately managed accounts, collective investment trusts and exchange-traded products. Based in Denver, JCG has offices located in 12 countries throughout North America, Europe, Asia and Australia. The firm had complex-wide assets under management and ETN assets totaling $198.9 billion as of September 30, 2016.

Investor Relations Contact:	Media Contact:
John Groneman	Taylor Smith
john.groneman@janus.com	taylor.smith@janus.com
(303) 336-7466	(303) 336-5031

JANUS CAPITAL GROUP INC.

UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Operating revenues:
Investment management fees	$226.7	$217.9	$231.0
Performance fees	(11.8)	(8.3)	(1.2)
Shareowner servicing fees and other	44.0	42.3	44.0
Total operating revenues	258.9	251.9	273.8

Operating expenses:
Employee compensation and benefits	85.9	83.6	85.9
Long-term incentive compensation	21.0	19.0	17.6
Marketing and advertising	4.3	6.9	4.9
Distribution	34.0	33.3	36.8
Depreciation and amortization	9.0	8.9	9.0
General, administrative and occupancy	35.4	32.3	36.2
Total operating expenses	189.6	184.0	190.4

Operating income	69.3	67.9	83.4

Interest expense	(5.3)	(5.1)	(8.0)
Investment gains (losses), net	1.5	0.7	(7.2)
Loss on extinguishment of debt	—	—	(36.3)
Other income (expense), net	1.0	1.2	1.2
Income tax provision	(23.5)	(24.5)	(13.2)

Net income	43.0	40.2	19.9

Net income attributable to noncontrolling interests	(1.9)	(1.2)	—

Net income attributable to JCG	$41.1	$39.0	$19.9

Net income attributable to JCG	$41.1	$39.0	$19.9
Less: Allocation of earnings to restricted stock	1.6	1.5	0.7
Net income attributable to JCG common shareholders	$39.5	$37.5	$19.2

Basic weighted-average shares outstanding (in millions)	176.1	177.5	179.9
Diluted weighted-average shares outstanding (in millions)	181.1	182.4	186.4

Diluted earnings per share	$0.22	$0.21	$0.10

Average assets under management (in billions)	$195.6	$189.3	$192.1

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	September 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$369.1	$364.4
Investment securities	267.6	327.1
Other assets	183.5	182.2
Property, equipment and software, net	35.3	38.7
Intangible assets and goodwill, net	1,955.8	1,955.3
Assets of consolidated variable interest entities	97.4	—
Total assets	$2,908.7	$2,867.7

Liabilities redeemable noncontrolling interests and equity
Debt	$405.3	$402.3
Other liabilities	236.2	272.6
Deferred income taxes	518.9	498.9
Liabilities of consolidated variable interest entities	1.2	—
Redeemable noncontrolling interests	40.2	21.8
Total equity	1,706.9	1,672.1
Total liabilities, redeemable noncontrolling interests and equity	$2,908.7	$2,867.7

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Cash provided by (used for):
Operating activities	$110.1	$104.3	$122.0
Investing activities	(37.6)	(29.7)	0.9
Financing activities	(40.5)	(44.5)	(128.8)
Effect of exchange rate changes	—	(0.2)	(0.9)
Net change during period	$32.0	$29.9	$(6.8)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Growth / Core (1)(4)	Global / International (4)	Mathematical Equity	Fixed Income (1)	Value	Total Company (Excluding Money Market and ETNs)	Exchange- Traded Notes (“ETNs”) (3)	Money Market	Total Company

September 30, 2016	$68.1	$21.2	$48.2	$47.0	$9.4	$193.9	$3.8	$1.2	$198.9
Sales	3.1	0.8	0.6	2.8	0.9	8.2	3.0	0.1	11.3
Redemptions	(3.5)	(1.3)	(2.4)	(2.9)	(0.5)	(10.6)	(3.0)	(0.2)	(13.8)
Net Sales (Redemptions)	(0.4)	(0.5)	(1.8)	(0.1)	0.4	(2.4)	—	(0.1)	(2.5)
Market/Fund Performance	3.0	1.3	0.9	1.0	0.5	6.7	—	—	6.7
June 30, 2016	$65.5	$20.4	$49.1	$46.1	$8.5	$189.6	$3.8	$1.3	$194.7
Sales	3.9	0.6	1.3	3.7	0.4	9.9	2.7	0.2	12.8
Redemptions	(3.0)	(1.1)	(2.0)	(3.3)	(0.5)	(9.9)	(2.4)	(0.2)	(12.5)
Net Sales (Redemptions)	0.9	(0.5)	(0.7)	0.4	(0.1)	0.0	0.3	—	0.3
Market/Fund Performance	0.7	0.4	1.0	0.5	0.3	2.9	0.2	—	3.1
March 31, 2016	$63.9	$20.5	$48.8	$45.2	$8.3	$186.7	$3.3	$1.3	$191.3
Sales	3.3	0.6	2.1	3.6	0.4	10.0	3.8	0.2	14.0
Redemptions	(3.2)	(1.4)	(1.4)	(3.7)	(0.6)	(10.3)	(3.2)	(0.2)	(13.7)
Net Sales (Redemptions)	0.1	(0.8)	0.7	(0.1)	(0.2)	(0.3)	0.6	—	0.3
Market/Fund Performance	(0.7)	(1.6)	0.5	0.9	0.1	(0.8)	(0.5)	—	(1.3)
December 31, 2015	$64.5	$22.9	$47.6	$44.4	$8.4	$187.8	$3.2	$1.3	$192.3
Sales	3.2	1.3	1.5	5.8	0.3	12.1	2.6	0.1	14.8
Redemptions	(3.6)	(1.7)	(3.0)	(3.4)	(1.0)	(12.7)	(1.9)	(0.1)	(14.7)
Net Sales (Redemptions)	(0.4)	(0.4)	(1.5)	2.4	(0.7)	(0.6)	0.7	—	0.1
Market/Fund Performance	3.8	1.1	2.5	0.4	0.4	8.2	(1.0)	—	7.2
September 30, 2015	$61.1	$22.2	$46.6	$41.6	$8.7	$180.2	$3.5	$1.3	$185.0
Sales	3.1	2.7	1.5	4.2	0.2	11.7	3.7	0.3	15.7
Redemptions	(4.0)	(2.3)	(3.1)	(4.4)	(1.2)	(15.0)	(1.9)	(0.2)	(17.1)
Net Sales (Redemptions)	(0.9)	0.4	(1.6)	(0.2)	(1.0)	(3.3)	1.8	0.1	(1.4)
Market/Fund Performance	(4.6)	(3.0)	(2.6)	(1.0)	(0.7)	(11.9)	(1.3)	—	(13.2)
Acquisitions (2)	—	—	—	7.1	—	7.1	—	—	7.1
June 30, 2015	$66.6	$24.8	$50.8	$35.7	$10.4	$188.3	$3.0	$1.2	$192.5

Notes:

(1)         Growth / Core and Fixed Income assets and flows reflect an even split of the Janus Balanced Fund between the two categories.

(2)         Kapstream was acquired on July 1, 2015.

(3)         ETN sales and redemptions across all periods (exclusive of the first and second quarters 2016) were adjusted due to a revised reporting method by the subsidiary; ending and average assets were not impacted.

(4)         Assets and flows for all time periods reflect a recategorization of the Janus Global Real Estate Fund from the Growth / Core to Global / International discipline.

Non-GAAP Financial Measures

The Company presents adjusted operating income and adjusted net income attributable to JCG as non-GAAP financial measures. Management believes these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable GAAP measures are operating income and net income attributable to JCG.

These non-GAAP measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate. The tax effect related to reconciling items has been calculated based on the tax rate attributable to the jurisdiction to which the transaction relates.

The following are reconciliations of GAAP basis operating income and net income attributable to JCG to adjusted operating income and adjusted net income attributable to JCG. Amounts are presented in millions, except per share data and operating profit percentages.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of operating income to adjusted operating income:
Operating income, GAAP basis	$69.3	$83.4	$199.8	$241.5
Merger related adjustments (1)	4.2	—	4.2	—
Adjusted operating income	$73.5	$83.4	$204.0	$241.5

Operating margin (2)	26.8%	30.5%	26.3%	29.9%
Adjusted operating margin (3)	28.4%	30.5%	26.9%	29.9%

Reconciliation of net income attributable to JCG to adjusted net income attributable to JCG:
Net income attributable to JCG, GAAP basis	$41.1	$19.9	$115.2	$109.2
Merger related adjustments (1)	4.2	—	4.2	—
Loss on early extinguishment of debt	—	36.3	—	36.3
Tax effect of loss on early extinguishment of debt	—	(13.5)	—	(13.5)
Adjusted net income attributable to JCG	45.3	42.7	119.4	132.0
Less: Allocation of earnings to participating restricted stock awards	1.8	1.5	4.6	4.7
Adjusted net income attributable to JCG common shareholders	$43.5	$41.2	$114.8	$127.3

Diluted weighted average common shares outstanding	181.1	186.4	181.6	188.0
Diluted earnings per share attributable to JCG common shareholders	$0.22	$0.10	$0.61	$0.56
Adjusted diluted earnings per share attributable to JCG common shareholders (4)	$0.24	$0.22	$0.63	$0.68

(1)         Merger costs are generally not deductible for income tax purposes and are not expected to impact the Company’s income tax provision.

(2)         Operating income divided by operating revenues.

(3)         Adjusted operating income divided by operating revenues.

(4)         Adjusted net income attributable to JCG divided by the weighted average shares outstanding amount used in the calculation of diluted earnings per share.

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Relative Return Strategies” means all relative return discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales, commodity linked investments and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risks, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

C-1016-3275 01-15-17